Exhibit 99.1

McGrath RentCorp Announces Third Quarter Results; Q3 2005 EPS Increases 26% to $0.48; Company Increases 2005 EPS Guidance Range to $1.57 to $1.62

    LIVERMORE, Calif.--(BUSINESS WIRE)--Nov. 3, 2005--McGrath RentCorp (NASDAQ:MGRC) today announced revenues for the quarter ended September 30, 2005, of $77.8 million, compared to $72.5 million in third quarter 2004. The Company reported net income of $12.1 million, or $0.48 per share, compared to $9.4 million, or $0.38 per share in the third quarter 2004.
    For the third quarter of 2005, Mobile Modular's total revenues increased 23% from $39.6 million to $48.7 million with both rental and sales revenues improving on the continued strength in the educational market. Sales revenues for the quarter included three large sale projects totaling $11.7 million, of which $5.8 million were related to damages caused by the recent hurricanes. The large sale projects recognized in the quarter are of a similar nature as the single sale project of $9.3 million recognized in third quarter 2004. The Company views these types of large sale projects as unique opportunities and generally would not expect sale projects of a similar size to occur on a regular basis. Mobile Modular's significant increase in revenues led to a 29% increase in its pre-tax income to $13.6 million. As of September 30, 2005, Mobile Modular's backlog of sale projects related to the recent hurricanes totaled $8.5 million and will be recognized during the fourth quarter 2005. Looking forward, Mobile Modular anticipates additional hurricane related rental and sale opportunities, although the extent and duration remains uncertain. For TRS-RenTelco, third quarter 2005 rental revenues decreased 2% to $18.4 million from $18.7 million, though, gross profit on rents increased to $7.9 million from $7.2 million a year ago due to lower depreciation expense, contributing to the quarter's pre-tax income increase to $5.1 million from $4.5 million.
    "Our third quarter 2005 earnings reflect our first full quarter-over-quarter comparison of TRS-RenTelco's results since the merger in June 2004," stated Dennis Kakures, President and CEO. "The EPS increase of 26% for the quarter demonstrates the impact of new classroom rental and sale activity in 2005 and greater profitability in our test equipment business.
    "We continue to measure the strength of our modular business by growth in both top-line rental revenues and gross profit on rents. We believe these metrics provide the best gauge of the potential horsepower of our modular economic engine going forward. Quarter-over-quarter growth for rental revenues was 13% to $20.9 million and related gross profit grew 22% to $13.3 million, both of which were records. We continue to benefit from the recurring rental stream from educational facility rentals in the geographic markets we serve. In California, we experienced higher than normal classroom returns during the quarter as public school modernization projects were completed and equipment was returned. We expect redeployment of the great majority of these classrooms to occur over the next twelve months. In Florida, business activity levels have continued very favorably, as we support the needs of school districts in both enrollment growth and the implementation of class size reduction. Also, as a result of the recent hurricanes, we have and will continue to respond to modular rental and sale opportunities in the Texas and Southeastern markets.
    "For our test equipment business, pre-tax income and gross profit on rents reached their highest levels to date for the combined TRS-RenTelco business. Although top-line rental revenues were down slightly from a year ago, we continue to more effectively manage our rental inventory by selling underutilized equipment, ending the quarter with utilization of 70.9%, which lowered depreciation as a percentage of rents and improved rental margin to 42.9%. We also continue to invest in the latest technology test equipment to support new rental opportunities and believe we have put in place the cost structure and operating disciplines that will support our future earnings growth."

    THIRD QUARTER 2005 HIGHLIGHTS (AS COMPARED TO THIRD QUARTER 2004)

    -- Rental revenues increased 6% to $39.2 million. Within rental revenues, Mobile Modular increased 13% from $18.4 million to $20.9 million; TRS-RenTelco decreased 2% from $18.7 million to $18.4 million, yet improved sequentially from the second quarter 2005 level of $17.2 million.

    -- Sales revenues increased 10% to $31.0 million, resulting primarily from Mobile Modular's increased sales volume, which included $5.8 million of sales revenues related to requirements related to the recent hurricanes. Higher sales volume combined with a higher gross margin percentage, 26.5% in 2005 compared to 20.3% in 2004, resulted in a gross profit increase of $2.5 million. Sales revenues and related gross margins can fluctuate from quarter to quarter depending on customer requirements, equipment availability and funding.

    -- Depreciation of rental equipment decreased 7% to $10.8 million, with Mobile Modular increasing 13% to $2.4 million and TRS-RenTelco decreasing 12% to $8.3 million from $9.4 million in 2004. The TRS-RenTelco decrease was due to the determination in April 2005 to extend the useful lives on two models of test equipment (quarterly impact of $0.6 million) and the net impact of selling underutilized equipment and rental equipment becoming fully depreciated, offset by new equipment purchases.

    -- Debt decreased $11.4 million during the quarter to $154.6 million, with the Company's total liabilities to equity ratio decreasing from 1.83 to 1 at June 30, 2005 to 1.80 to 1 as of September 30, 2005. On July 11, 2005, the Company amended its existing lines of credit to increase the borrowing capacity from $135.0 million to $195.0 million and extend the expiration dates to June 30, 2008. As of September 30, 2005, the Company, under its lines of credit, had capacity to borrow an additional $100.4 million.

    -- Dividend rate increased 27% to $0.14 per share for the third quarter 2005, as compared to $0.11 per share for the third quarter of 2004. On an annualized basis, this dividend represents a 2.0% yield on the November 2, 2005 close price of $28.18.

    It is suggested that the press release be read in conjunction with the financial statements and notes thereto included in the Company's latest Form 10-K and Forms 10-Q. You can visit the Company's web site at www.mgrc.com to access information on McGrath RentCorp, including the latest filings on Form 10-K and Form 10-Q.

    FINANCIAL GUIDANCE

    The Company expects its 2005 full-year earnings per share to be in a range of $1.57 to $1.62 per diluted share. Such a forward-looking statement reflects McGrath RentCorp's expectations as of November 3, 2005. Actual 2005 full-year earnings per share results may be materially different and affected by many factors, including those factors outlined in the "forward-looking statements" paragraph at the end of this press release.

    About McGrath RentCorp

    Founded in 1979, the Company, under the trade name Mobile Modular Management Corporation, rents and sells modular buildings to fulfill customers' temporary and permanent space needs in California, Texas and Florida. Mobile Modular believes it is the largest provider of relocatable classrooms for rental to school districts for grades K - 12 in California. The Company's TRS-RenTelco division rents and sells electronic test equipment and is one of the leading providers of general purpose and communications test equipment in North America.

    CONFERENCE CALL NOTE: As previously announced in its press release of October 12, 2005, McGrath RentCorp will host a conference call at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on November 3, 2005 to discuss the third quarter 2005 results. To participate in the teleconference, dial 1-800-218-8862 (international callers dial 1-303-262-2143). In addition, a live webcast and replay of the call may be found in the investor relations section of the Company's website at www.mgrc.com. Telephone replay of the call will be available for 48 hours following the call by dialing 1-800-405-2236 (in the U.S.) or 1-303-590-3000 (outside the U.S.). The pass code for the call replay is 11041135.

    This press release contains statements, which constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to a number of risks and uncertainties. These statements appear in a number of places. Such statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "estimates," "will," "should," "plans" or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. These include our expectation regarding revenue being generated from our backlog of sale projects related to the recent hurricanes, our expectation regarding additional future hurricane related rental and sale opportunities, our expectation regarding redeployment of the higher than normal California classroom returns over the next twelve months, our expectation that the cost structure and operating disciplines in our TRS-RenTelco business will support future earnings growth for that business, our expectation regarding the annual dividend yield, and our 2005 full-year earnings per share guidance. These forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties. Actual results may vary materially from those in the forward-looking statements as a result of various factors. These factors include the effectiveness of management's strategies and decisions, general economic and business conditions, the condition of the telecommunications industry, new or modified statutory or regulatory requirements, continuing demand for modular products, timely delivery and installation of modular products, delays of future sales projects, changing prices and market conditions. There may be other factors not listed above that could cause actual results to vary materially from the forward-looking statements described in this press release.



MCGRATH RENTCORP

Consolidated earnings, balance sheet and segment data follow:
(in thousands, except per share amounts)
----------------------------------------------------------------------
                            Three Months Ended      Nine Months Ended
                                September 30,          September 30,
                         -------------------------- ------------------
                             2005         2004        2005     2004
------------------------ ------------- ------------ --------- --------

REVENUES
------------------------
  Rental                 $     39,240  $    37,113  $112,000  $82,696
  Rental Related
   Services                     6,929        6,613    18,439   16,958
                         ------------- ------------ --------- --------
    Rental Operations          46,169       43,726   130,439   99,654
  Sales                        30,986       28,208    62,093   42,489
  Other                           607          606     2,033    1,065
                         ------------- ------------ --------- --------
      Total Revenues           77,762       72,540   194,565  143,208
                         ------------- ------------ --------- --------

COSTS AND EXPENSES
------------------------
  Direct Costs of Rental
   Operations
    Depreciation of
     Rental Equipment          10,763       11,589    33,090   20,725
    Rental Related
     Services                   4,474        3,981    12,206   10,246
    Other                       7,338        7,465    22,062   17,214
                         ------------- ------------ --------- --------
      Total Direct Costs
       of Rental
       Operations              22,575       23,035    67,358   48,185
  Costs of Sales               22,767       22,496    45,175   32,729
                         ------------- ------------ --------- --------
      Total Costs              45,342       45,531   112,533   80,914
                         ------------- ------------ --------- --------
         Gross Profit          32,420       27,009    82,032   62,294
  Selling and
   Administrative              10,543        9,641    29,524   23,294
                         ------------- ------------ --------- --------
    Income from
     Operations                21,877       17,368    52,508   39,000
  Interest                      2,095        1,576     5,726    3,524
                         ------------- ------------ --------- --------
    Income Before
     Provision for
     Income Taxes              19,782       15,792    46,782   35,476
  Provision for Income
   Taxes                        7,517        6,301    17,777   14,155
                         ------------- ------------ --------- --------
    Income Before
     Minority Interest         12,265        9,491    29,005   21,321
  Minority Interest in
   Income of Subsidiary           194          111       291       82
                         ------------- ------------ --------- --------
     Net Income          $     12,071  $     9,380  $ 28,714  $21,239
                         ============= ============ ========= ========

Earnings Per Share:
  Basic                  $       0.49  $      0.39  $   1.17  $  0.87
  Diluted                $       0.48  $      0.38  $   1.14  $  0.86
Shares Used in Per Share
 Calculation:
  Basic                        24,678       24,354    24,626   24,304
  Diluted                      25,382       24,842    25,255   24,716

                         September 30, December 31,
BALANCE SHEET DATA           2005         2004
------------------------ ------------- ------------
Rental Equipment, net    $    391,170  $   357,788
Total Assets                  529,407      474,280
Notes Payable                 154,623      151,888
Shareholders' Equity          188,933      166,888


SEGMENT DATA (Unaudited)
----------------------------------------------------------------------
(in thousands)           Modulars  Electronics Enviroplex Consolidated
                         --------- ----------- ---------- ------------
Three Months Ended
September 30,
------------------------
2005
Rental Revenues          $ 20,886  $   18,354  $      --  $    39,240
Rental Related Services
 Revenues                   6,670         259         --        6,929
Sales and Other Revenues   21,112       6,251      4,230       31,593
Total Revenues             48,668      24,864      4,230       77,762
Depreciation of Rental
 Equipment                  2,422       8,341         --       10,763
Gross Profit               20,824      10,017      1,579       32,420
Interest Expense
 (Income) Allocation        1,514         638        (57)       2,095
Income before Provision
 for Income Taxes          13,615       5,068      1,099       19,782
Rental Equipment
 Acquisitions              19,450       8,651         --       28,101
Accounts Receivable, net
 (period end)              48,673      18,209      7,328       74,210
Rental Equipment, at
 cost (period end)        388,814     152,474         --      541,288
Rental Equipment, net
 book value (period end)  290,309     100,861         --      391,170
Utilization (period
 end)(1)                     84.1%       70.9%
Average Utilization(1)       84.7%       68.3%

2004
Rental Revenues          $ 18,416  $   18,697  $      --  $    37,113
Rental Related Services
 Revenues                   6,264         349         --        6,613
Sales and Other Revenues   14,893       7,752      6,169       28,814
Total Revenues             39,573      26,798      6,169       72,540
Depreciation of Rental
 Equipment                  2,152       9,437         --       11,589
Gross Profit               16,458       9,304      1,247       27,009
Interest Expense
 (Income) Allocation        1,094         518        (36)       1,576
Income before Provision
 for Income Taxes          10,528       4,509        755       15,792
Rental Equipment
 Acquisitions              10,641      11,854         --       22,495
Accounts Receivable, net
 (period end)              38,910      20,816      3,013       62,739
Rental Equipment, at
 cost (period end)        330,818     146,938         --      477,756
Rental Equipment, net
 book value (period end)  238,659     117,201         --      355,860
Utilization (period
 end)(1)                     86.3%       65.2%
Average Utilization(1)       86.3%       65.0%
----------------------------------------------------------------------


SEGMENT DATA (Unaudited)
----------------------------------------------------------------------
(in thousands)           Modulars  Electronics Enviroplex Consolidated
                         --------- ----------- ---------- ------------
Nine Months Ended
September 30,
------------------------
2005
Rental Revenues          $ 59,498  $   52,502  $      --  $   112,000
Rental Related Services
 Revenues                  17,449         990         --       18,439
Sales and Other Revenues   35,193      20,596      8,337       64,126
Total Revenues            112,140      74,088      8,337      194,565
Depreciation of Rental
 Equipment                  6,814      26,276         --       33,090
Gross Profit               52,582      26,251      3,199       82,032
Interest Expense
 (Income) Allocation        4,089       1,810       (173)       5,726
Income before Provision
 for Income Taxes          33,401      11,721      1,660       46,782
Rental Equipment
 Acquisitions              55,132      25,518         --       80,650
Accounts Receivable, net
 (period end)              48,673      18,209      7,328       74,210
Rental Equipment, at
 cost (period end)        388,814     152,474         --      541,288
Rental Equipment, net
 book value (period end)  290,309     100,861         --      391,170
Utilization (period
 end)(1)                     84.1%       70.9%
Average Utilization(1)       85.3%       64.9%

2004
Rental Revenues          $ 52,314  $   30,382  $      --  $    82,696
Rental Related Services
 Revenues                  16,239         719         --       16,958
Sales and Other Revenues   22,381      13,324      7,849       43,554
Total Revenues             90,934      44,425      7,849      143,208
Depreciation of Rental
 Equipment                  6,201      14,524         --       20,725
Gross Profit               44,284      16,345      1,665       62,294
Interest Expense
 (Income) Allocation        2,802         834       (112)       3,524
Income before Provision
 for Income Taxes          28,089       6,831        556       35,476
Rental Equipment
 Acquisitions              33,220     124,599         --      157,819
Accounts Receivable, net
 (period end)              38,910      20,816      3,013       62,739
Rental Equipment, at
 cost (period end)        330,818     146,938         --      477,756
Rental Equipment, net
 book value (period end)  238,659     117,201         --      355,860
Utilization (period
 end)(1)                     86.3%       65.2%
Average Utilization(1)       85.4%       60.6%
----------------------------------------------------------------------

(1) Utilization is calculated each month by dividing the cost of rental equipment on rent by the total cost of rental equipment excluding new equipment inventory and accessory equipment. The average utilization for the period is calculated using the average costs of rental equipment.

    CONTACT: McGrath RentCorp
             Thomas J. Sauer, 925-606-9200